Exhibit 10.2

FIRST AMENDMENT
TO THE
ALLIED MOTION TECHNOLOGIES INC. DEFERRED COMPENSATION PLAN

WHEREAS, Allied Motion Technologies Inc. (the “Company”) has reserved the right to amend the Allied Motion Technologies Inc. Deferred Compensation Plan (the “Plan”) at any time by action of its Board of Directors; and

WHEREAS, this amendment has been authorized by the Board of Directors of the Company;

NOW, THEREFORE, the Company hereby amends the Plan as follows, effective as of the dates specified herein:

I.              Effective as of the Effective Date of the Plan, Section 1.13 of the Plan is hereby amended to read as follows:

1.13         “Investment Funds” means those mutual funds that are designated by the Board from time to time as the investments available to measure adjustments to Accounts, as provided in Section 7.03.

II.            Effective as of August 2, 2006, a new Section 1.13A is added to the Plan, as follows:

1.13A      The Company shall be considered to be “Insolvent” for purposes of the Plan if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code.

III.           Effective as of August 2, 2006, a new Section 9.03 is added to the Plan, as follows

9.03         Company Obligation to Establish Trust.

(a)           Notwithstanding the foregoing provisions of this Section 9, upon the  occurrence of any event described in subsection (b), the Company shall, as soon as practicable, but in any case within sixty (60) days after notice of such event is delivered to the Company by any Participant as provided herein:

(i)            establish an irrevocable “rabbi trust”, within the meaning of IRS Revenue Procedure 92-64, or any comparable provision of law then in effect,

under this Plan, which trust shall include a separate account for each Participant; and

(ii)           contribute to such trust such principal amount, in cash, as shall be sufficient to fully fund all benefits of all Participants under the Plan which have theretofore accrued.

Thereafter, each Year the Company shall (A) contribute to such trust such additional amounst as shall be required such that, after such contribution, the assets in the trust shall be sufficient to fully fund all benefits under the Plan which have theretofore accrued, and (B) cause the trustee to deliver periodic reports to all Participants (not less frequently than annually) with respect to the assets, gains and losses of the Participant’s account under the trust.

(b)           The events referred to in subsection (a) are as follows:

(i)            A “Change of Control” with respect to the Company;

(ii)           The Company’s becoming Insolvent; or

(iii)          Any Participant’s delivery of a written notice to the Company requesting that the Company establish a rabbi trust as provided herein.

IV.           Effective as of August 2, 2006, a new Section 12.08 is added to the Plan, as follows:

12.08       Notices. All notices and other communications required or permitted to be given under the Plan shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) sent by next-day or overnight mail or delivery, or (c) sent by fax, as follows:

(a)           If to the Company to:

Allied Motion Technologies Inc.
Suite 150
23 Inverness Way East
Englewood, CO 80112
Fax:  (303) 799-8521
Attention:  Secretary

(b)           If to any Participant, to the address or fax number of such Participant most recently provided to the Company by the Participant.

IN WITNESS WHEREOF, the Company has caused this First Amendment to be executed this 2nd day of August, 2006.

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ Susan M. Chiarmonte
Secretary and Treasurer